Exhibit 107

Calculation of Filing Fee Table

FORM S-8

(Form Type)

Newton Golf Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, $0.01 par value per share	Rule 457(c) and 457(h)	1,500,000	(2)	$1.42	(3)	$2,130,000	0.00013810	$294.15
Total Offering Amounts							$2,130,000		$294.15
Total Fee Offsets									–
Net Fee Due									$294.15

(1)	The aggregate number of shares to be registered is subject to adjustment by reason of stock splits, stock dividends and other events pursuant to the anti-dilution provision of the Newton Golf Company, Inc. (the “Company”) Amended and Restated 2022 Equity Incentive Plan. Accordingly, pursuant to Rule 416, this Registration Statement covers, in addition to the number of shares of the Company’s common stock shown in the table above, an indeterminate number of shares of the Company’s common stock that may become issuable by reason of such provision.

(2)	Represents (i) 1,461,525 shares of the Company’s common stock issuable pursuant to the Amended and Restated 2022 Equity Incentive Plan (the “2022 Plan”) and (ii) up to 38,475 shares of the Company’s common stock (the “Outstanding Shares”) that were subject to outstanding stock option awards issued under the 2022 Plan as of December 18, 2025 (the “Effective Date”), the date that the Company’s stockholders approved the 2022 Plan. The Outstanding Shares will be available for future grants under the 2022 Plan to the extent that such awards expire, are cancelled or forfeited, or are settled or paid in cash before being exercised or settled in full.

(3)	Estimated pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the bid and ask prices of shares (rounded to the nearest cent) of the Company’s common stock on The Nasdaq Stock Market LLC on December 16, 2025.